CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

 Investor Contact: Heather J. Wietzel

 (513) 870-2768

 Media Contact: Joan O. Shevchik

 (513) 603-5323

Cincinnati Financial Corporation Declares Regular Quarterly Cash Dividend

CINCINNATI, August 15, 2005 -- Cincinnati Financial Corporation (Nasdaq: CINF) today announced that the board of directors has declared a 30½ cents per share regular quarterly cash dividend payable October 14, 2005, to shareholders of record on September 23, 2005. In January, the board raised the 2005 indicated annual cash dividend payout by 15 percent, after taking into account the 5 percent stock dividend distributed in April.

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU commented, “Strong results for the first half of 2005 illustrated the predictability and consistency that are our long-term objectives. The board believes in rewarding shareholders who support this approach and the results it creates.”

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.

6200 S. Gilmore Road, Fairfield, Ohio  45014-5141